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                                                                    EXHIBIT 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cell Therapeutics, Inc., 1994 Equity Incentive Plan, as amended, of our report dated March 19, 2001, with respect to the consolidated financial statements and related financial statement schedule of Cell Therapeutics, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG, LLP

Seattle, Washington
July 16, 2001